UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2002

                               KANEB SERVICES LLC

               (Exact name of registrant as specified in charter)


       Delaware                        001-16405                75-2931295
(State of Incorporation)          (Commission File No.)       (I.R.S. Employer
                                                             Identification No.)



2435 North Central Expressway
Richardson, Texas                                                     75080
(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4062

Item 2.   Acquisition or Disposition of Assets.

     On February 28, 2002, Kaneb Pipe Line Holding Company, LLC, a subsidiary of the Registrant, acquired the liquids terminaling subsidiaries of Statia Terminals Group NV ("Statia") for approximately $194 million in cash. The acquired subsidiaries have approximately $107 million in outstanding debt, including $101 million of 11.75% notes due in November 2003. The cash portion of the purchase price was funded by Kaneb Pipe Line Operating Partnership, L.P.'s ("KPOP") $275 million revolving credit agreement and proceeds from KPOP's February 2002 public debt offering. On March 1, 2002, a subsidiary of KPOP announced that it had commenced the procedure to redeem all of Statia's 11.75% notes at 102.938% of the principal amount, plus accrued interest. The redemption is expected to be funded by KPOP's $275 million revolving credit facility.

     Statia's terminaling operations encompass two strategically located facilities. The storage and transshipment facility on the island of St. Eustatius, which is located east of Puerto Rico, has tankage capacity of 11.3 million barrels. The facility located at Point Tupper, Nova Scotia, Canada has tankage capacity of 7.4 million barrels. Both facilities provide a broad range of products and services, including storage and throughput, marine services and product sales of bunker fuels and bulk oil products.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

               Financial statements required by Item 7 of Form 8-K pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be filed by the Registrant on a Form 8-K/A within 60 days of filing this initial report on Form 8-K.

          (b)  Pro Forma Financial Information.

               Pro forma financial information required by Item 7 of Form 8-K pursuant to the Exchange Act of 1934, will be filed by the Registrant on a Form 8-K/A within 60 days of filing this initial report on Form 8-K.

          (c)  Exhibits.

          10.1 Stock Purchase Agreement, dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P., and Statia Terminals Group NV, a public company with limited liability organized under the laws of the Netherlands Antilles, filed herewith.

          10.2 Voting and Option Agreement dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P., and Statia Terminals Holdings N.V., a Netherlands Antilles company and a shareholder of Statia Terminals Group NV, a Netherlands Antilles company filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KANEB SERVICES LLC



Dated March 14, 2002                   HOWARD C. WADSWORTH
                                       -----------------------------------------
                                       Vice President, Treasurer and Secretary